SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 15, 2008

FOCUS ENHANCEMENTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03     Bankruptcy or Receivership.

On September 16, 2008, Focus Enhancements Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "Court"); In re: Focus Enhancements Inc., Case No. 08-55216. The Company will continue to operate its business as "debtor-in-possession" under the jurisdiction of the Court.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2008, the Company received notification from the NASDAQ Listing Qualifications Panel (the Panel") that the Panel has determined to delist the company's securities from The NASDAQ Capital Market, effective at the open of business on September 17, 2008.

On September 4, 2008, the Company met with the NASDAQ Listing Qualifications Panel to present a plan of compliance and request additional time from NASDAQ to regain compliance with the minimum stockholders' equity and bid price requirements for continued listing on The NASDAQ Capital Market. The Panel determined not to grant the Company's request.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2008, six of the Company’s seven Board of Directors, Carl E. Berg, Bill Coldrick, Michael L. D’Addio, Tommy Eng and N. William Jasper Jr., having approved a resolution to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, submitted their letters of resignation, effective immediately. Brett A. Moyer, President and Chief Executive Officer remained as Focus Enhancements Inc. sole Board member.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

99.1  Focus Enhancements, Inc. press release dated September 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:	September 17, 2008	By:	/s/ Gary Williams
		Name:	Gary Williams
		Title:	Exec. VP of Finance and CFO

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